SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMUNITY BANCORP.
---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

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               ------------------------------------------------------------
         (4)   Date Filed:

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


                                                                April, 2002


Dear Fellow Shareholders:

      You are cordially invited to the Annual Meeting of the Shareholders of Community Bancorp., which will be held at 5:30 P.M. at the Elks Club, Derby, Vermont, on Tuesday, May 7, 2002. As in prior years, a dinner will be served following the meeting.

      I have enclosed our proxy materials and our Annual Report for 2001 for your review. I encourage you to sign, date and return your proxy card promptly so that your shares will be represented and can be voted at the meeting whether or not you are present in person. You may withdraw your proxy and vote in person at the meeting if you choose to do so.

      Thank you for your continued support of Community Bancorp. I look forward to seeing you at the annual meeting.

                                       Sincerely,

                                       COMMUNITY BANCORP.

                                       /s/ Richard C. White

                                       Richard C. White
                                       President

RCW/cb
Enclosures

                             COMMUNITY BANCORP.
                                 Derby Road
                                   Route 5
                            Derby, Vermont 05829

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 7, 2002

      The Annual Meeting of Shareholders of Community Bancorp. will be held at the Elks Club, Derby, Vermont, on Tuesday, May 7, 2002, at 5:30 p.m., for the following purposes:

      1. To elect three directors to serve until the Annual Meeting of Shareholders in 2005;

      2. To ratify the selection of the independent public accounting firm of A.M. Peisch & Company, LLP as the Company's external auditor for the fiscal year ending December 31, 2002; and

      3. To transact such other business as may properly be brought before the meeting.

      The close of business on March 12, 2002, has been fixed as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ Chris Bumps

                                       CHRIS BUMPS
                                       Corporate Secretary

Derby, Vermont
April 5, 2002

      YOUR PROXY IS ENCLOSED. PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. IT IS IMPORTANT THAT YOU RETURN YOUR COMPLETED PROXY PROMPTLY.

                             COMMUNITY BANCORP.
                                 Derby Road
                                   Route 5
                            Derby, Vermont 05829

                               PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS
                                 May 7, 2002

      This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors of Community Bancorp. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 7, 2002, at 5:30 p.m. at the Elks Club in Derby, Vermont or at any adjournment or adjournments thereof. The proxy statement and accompanying proxy card are first being sent to shareholders on or about April 5, 2002.

      Proxy cards duly executed and returned by a shareholder will be voted as directed on the card. If no choice is specified, the proxy will be voted
(1) FOR the election of the three nominees set forth in the proxy; and (2) FOR ratification of the selection of A.M. Peisch & Company, LLP as the Company's external auditor for 2002. If other matters are voted upon, persons named in the proxy and acting thereunder will vote in accordance with the recommendations of management pursuant to the discretionary authority conferred in the proxy. Any proxy may be revoked by written notice to the Corporate Secretary of the Company before it is voted.

      Only holders of record of the Company's shares of common stock outstanding as of the close of business on March 12, 2002, the record date for the meeting, will be entitled to notice of and to vote at the meeting. As of the record date, there were 3,563,904 shares of the Company's common stock issued and outstanding. Each share is entitled to one vote on all matters presented to the shareholders for vote.

      In order to constitute a quorum, shares of common stock representing a majority of the total voting power of such shares outstanding on the record date must be present in person or represented by proxy at the annual meeting. In accordance with Vermont law, the Company intends to count as present for purposes of determining the presence or absence of a quorum, shares present in person but not voting and shares for which it has received proxies but with respect to which holders thereof have withheld voting authority or abstained from voting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted on matters where discretionary voting by the broker is not allowed under applicable securities industry rules ("broker non-votes").

      Directors will be elected by a plurality of the votes cast. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Approval of the proposal to ratify the Company's independent accountants, as well as approval of any other matter that may be brought before the meeting, would require that more votes are cast in favor, than are cast against the matter. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and therefore, would have no effect on the vote to ratify the Company's independent accountants or to approve any such other matter.

      All expenses of this solicitation will be paid by the Company. This solicitation of proxies by mail may be followed by a solicitation either in person, or by letter or telephone by officers of the Company or by officers or employees of its wholly-owned subsidiary, Community National Bank (sometimes referred to in this proxy statement as the "Bank"). The Company has requested banks, brokers and other similar agents or fiduciaries to forward proxy materials to beneficial owners of stock and, if requested, will reimburse them for their costs.

                         SHARE OWNERSHIP INFORMATION

      The following table shows the amount of common stock beneficially owned by all directors, nominees for director and executive officers of the Company as a group.


                                          Amount & Nature of Beneficial
                                            Ownership of Common Stock
                                          -----------------------------
                                           Sole Voting    Shared Voting
                                          & Investment     & Investment     Percent of
                                              Power           Power          Class(1)
                                          --------------------------------------------

All Directors, Nominees & Executive
 Officers as a Group (12 in number)(2)       371,809          60,240          12.12%

--------------------
<F1>  Shareholdings are as of March 12, 2002, except for (i) shares held through the Company's Retirement Savings and Money Purchase Plans, which are as of December 31, 2001, the date of the most recent reports of such Plans, and (ii) shares held in an IRA account, which are as of February 22, 2002.
<F2>  Share information for the group includes 64,927 shares held indirectly by four of the members of the group by virtue of their investment in the Community Bancorp. stock fund under the Company's Retirement Savings and Money Purchase Plans.

      In addition, as of March 12, 2002, 221,379 shares (6.21% of the Company's issued and outstanding common stock) were held in fiduciary capacity by the trust department of Community National Bank. It is the Bank's practice not to vote such shares unless instructions are received from the beneficial owner.

      It is expected that prior to the Annual Meeting the Bank will have completed the transfer of its trust operations to a new trust and investment management company that it is in the process of organizing, Community Financial Services Group, LLC ("CFSG"). Management anticipates that the policy of CFSG with respect to voting shares of Company stock held in fiduciary capacity will be substantially the same as that of the Bank.

      Except as set forth above, the Company is not aware of any individual, group, corporation or other entity owning beneficially more than 5% of the Company's outstanding common stock. The Company has no other authorized class of stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and to furnish the Company with copies of all such reports. The Company has reviewed the copies of the Section 16 reports filed by the directors and officers, or written representations from them that no Forms 5 were required to be filed for 2001. Based solely on such review, the Company believes that all Section 16 filing requirements applicable to its officers and directors for 2001 were complied with.

                                  ARTICLE 1
                            ELECTION OF DIRECTORS

      The Articles of Association and the By-laws of the Company provide for a Board of no fewer than nine and no more than twenty-five directors, to be divided into three classes, as nearly equal in number as possible, each class serving for a period of three years. The Board of Directors currently consists of 10 members and the Board has voted to maintain the number of directors at 10 for the ensuing year. The directors in the class whose term will expire at the 2002 Annual Meeting of Shareholders are Thomas E. Adams, Jacques R. Couture and Richard C. White, and each will stand for re-election to a three year term at the Annual Meeting.

      Unless authority is withheld, proxies solicited hereby will be voted in favor of the three nominees, to hold office until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualify. If for any reason not now known by the Company, any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or to fix the number of directors at fewer than ten, as the directors in their discretion may deem advisable.

      The following table sets forth certain information concerning each of the nominees and other incumbent directors:


                                                                             Community Bancorp.
                                                              Director of       Common Stock
                                                               Community     Beneficially Owned
                                    Principal                   Bancorp.       and Percent of
   Name and Age                    Employment                  Since (1)         Class (2)
------------------------------------------------------------------------------------------------

Nominees to serve (if elected) until 2005 Annual Meeting:

Thomas E. Adams       Owner, NPC Realty, Inc.                     1986       23,961 (3)     .67%
Age 55                Holland, VT

Jacques R. Couture    Dairy Farmer/Maple Producer                 1992        4,117 (4)     .12%
Age 51                Westfield, VT

Richard C. White      President, Chief Executive Officer          1983       65,222 (5)    1.83%
Age 56                and Director, Community Bancorp.
                      and Community National Bank
                      Derby, VT

Incumbent Directors to serve until 2004 Annual Meeting:

Michael H. Dunn       Book Dealer                                 1998       67,880 (6)    1.90%
Age 60                Derby, VT

Marcel M. Locke       Former Proprietor, Parkview Garage          1986        9,172 (7)     .26%
Age 63                Orleans, VT

Stephen P. Marsh      Vice President, Treasurer and               1998       45,766 (8)    1.28%
Age 54                Director, Community Bancorp.;
                      Executive Vice President, Chief
                      Financial Officer and Director,
                      Community National Bank
                      Derby, VT

Dale R. Wells         President,                                  1996        5,188         .15%
Age 56                Dale Wells Building Contractor, Inc.
                      St. Johnsbury, VT




Incumbent Directors to serve until 2003 Annual Meeting:

Elwood Duckless       Past President,                             1987      125,263 (9)    3.51%
Age 61                Newport Electric Co.
                      Newport, VT

Rosemary M. Lalime    Principal Broker and Owner                  1985       45,922        1.29%
Age 55                All Seasons Realty
                      Newport, VT

Anne T. Moore         Principal Real Estate Broker                1993       21,597        .61%
Age 58                Taylor Moore Agency Inc.
                      Derby, VT
                      (insurance and real estate)

--------------------
<F1>  Each nominee and incumbent director is also a director of Community
      National Bank. The dates indicated in the table reflect only service on the Board of Directors of the Company and not Community National Bank.
<F2>  Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed. Shareholdings are as of March 12, 2002, except for (i) shares held by Messrs. Marsh and White indirectly through participation in the Community Bancorp. stock fund under the Company's Retirement Savings and Money Purchase Plans, which are as of December 31, 2001, the date of the most recent reports of such Plans; and (ii) shares held in Mr. White's IRA, which are as of February 22, 2002.
<F3>  Includes 9,975 shares held in an IRA for Mr. Adams' benefit.
<F4>  Includes (i) 2,244 shares held by Mr. Couture jointly with his wife, as to which voting and investment power is shared; and (ii) 55 shares held in a custodial account for Mr. Couture's minor child.
<F5>  Includes (i) 37,354 shares indirectly owned by Mr. White by virtue of his participation in the Community Bancorp. stock fund under the Company's Retirement Savings and Money Purchase Plans; (ii) 4,645 shares held in an IRA for Mr. White's benefit; and (iii) 2,015 shares held by Mr. White jointly with his wife, as to which voting and investment power is shared.
<F6>  Includes 7,880 shares held by a Company of which Mr. Dunn is
      President and over which he has sole voting power.
<F7>  Includes 4,060 shares held by Mr. Locke jointly with his wife, as to which voting and investment power is shared.




<F8>  Includes (i) 29,378 shares held by Mr. Marsh jointly with his wife, as to which voting and investment power is shared; and (ii) 15,548 shares indirectly owned by Mr. Marsh by virtue of his participation in the Community Bancorp. stock fund under the Company's Retirement Savings Plan.
<F9>  Includes 21,313 shares held in trust for the benefit of Mrs.
      Duckless. Mr. Duckless has shared voting and investment power over the shares held in trust for Mrs. Duckless.

Meeting Attendance and Board Committees

      The Company's Board of Directors held four regular meetings and four special meetings during 2001. Each incumbent director attended at least 75% of the aggregate of all such meetings. In addition, all of the Company's directors serve on the Bank's Board of Directors (which meets monthly) and on various Board committees. Each of the directors attended at least 75% of the scheduled Bank Board and committee meetings.

      The Company's Board of Directors does not have standing executive, compensation or nominating committees. Compensation Committee functions were performed in 2001 and prior years by the Bank's compensation committee (known as its Human Resources Committee). That committee's responsibilities include reviewing and making recommendations to the Board concerning the compensation of the Bank's officers and employees. The current members of the Bank's Human Resources Committee are Thomas Adams, Michael Dunn, Rosemary Lalime, Stephen Marsh, Dale Wells and Richard White. In addition, the Bank's Human Resources Officer attends meetings of the Committee but is not a member and does not vote on matters considered by the Committee. Mr. White and Mr. Marsh do not vote on matters affecting their own compensation. The Bank's Human Resources Committee met two times during 2001. A report of the Human Resources Committee regarding executive compensation is set forth elsewhere in this proxy statement under the caption "HUMAN RESOURCES COMMITTEE REPORT."

      In 2001, the Company's Board of Directors approved the appointment of an Audit Committee to perform the audit-related functions for the Company and its subsidiaries which were previously performed at the bank level by the Bank's Risk Management Committee. The current members of the Audit Committee are Thomas Adams (Chair), Jacques Couture, Michael Dunn and Anne Moore. An Audit Committee charter was also adopted by the full Board in 2001, which sets forth the duties and responsibilities of the Committee. A copy of the committee's charter is attached as Exhibit A to this proxy statement. Each of the members of the Company's Audit Committee is independent within the meaning of the listing standards of the National Association of Securities Dealers (NASD). In order to be considered independent under those standards, a director must not have (i) been employed by the Company or any of its affiliates during the past three years; (ii) accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, except for compensation for Board service, and certain retirement and other plan benefits; (iii) had an immediate family member who during the past three years was an executive officer of the Company or any of its affiliates; (iv) been a principal of any other for-profit business to which the Company made or from which it received payments that exceed the greater of $200,000 or 5% of the other entity's annual consolidated gross revenues in any of the past three years; or (v) been an executive officer of any other entity, if any of the Company's executives serve on that other entity's compensation committee. During 2001 the Bank's Audit Committee met three times. A report of the Bank's Audit Committee is set forth elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT."

Compensation Committee Interlocks and Insider Participation

      The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Transactions with Management

      Some of the incumbent directors, nominees and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Community National Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Directors' Fees and Other Compensation

      Directors of the Company who are not salaried employees of the Bank receive an annual retainer of $4,250 for serving on the Board and a fee of $250 per Board meeting. During 2001, each director of the Company also served as a director of the Bank. Bank directors who are not salaried employees of the Bank receive an annual retainer of $4,250, a fee of $250 per Board meeting and a fee of $250 per committee meeting. In addition to the fees for meetings of the Bank's Board of Directors and its committees, each Bank director attends at least seven meetings per year of the Bank's local advisory boards and receives a fee of $250 per meeting, except for Mr. White and Mr. Marsh, who do not receive any fees for such attendance. This fee structure is intended to compensate the Bank's directors for attendance at Board meetings as well as for the time spent by them in activities directly related to their service on the Board for which they receive no additional compensation, including but not limited to attendance at the annual directors' retreat and attendance at educational seminars or programs on pertinent banking topics.

      Directors who have served on the Board of the Company and/or the Bank for at least five years and who are not salaried employees of the Bank are entitled to receive upon retirement from the Board a lump sum payment of $1,000 for each year of Board service. For this purpose, service rendered as a director of the Company and of the Bank is not compensated separately. The retirement benefits under this arrangement represent a general unsecured obligation of the Company and no assets of the Company or the Bank have been segregated to satisfy the Company's obligations under the arrangement.

      From time to time directors perform evaluations of loan collateral for the Bank and are reimbursed for such services at the rate of $25 per hour.

Directors' Deferred Compensation Plan

      Under the terms of the Company's Deferred Compensation Plan for Directors, directors of the Company and/or the Bank may elect to defer current receipt of some or all of their director fees. Deferrals are credited to a cash account which bears interest at the rate in effect for the Bank's three-year certificate of deposit, as adjusted from time to time. Payments are deferred until the participant's retirement, death or disability, or at an earlier or later date elected by the participant. Amounts deferred and accumulated interest represent a general unsecured obligation of the Company and no assets of the Company or the Bank have been segregated to satisfy the Company's obligations under the Plan.

Vote Required

      Election of a nominee for director will require a plurality of the votes cast in the election.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 1.

                           AUDIT COMMITTEE REPORT

      During 2001, the Board of Directors of the Company appointed an Audit Committee consisting of four independent directors. Previously, the Audit Committee function had been performed at the bank subsidiary level. Also during 2001 the Company's Audit Committee adopted an Audit Committee charter, the text of which is attached as Schedule A to this proxy statement. Among other things, the charter requires that the Audit Committee consist of at least four directors, each of whom is independent of the Company, any subsidiary and management. Members are considered independent if they are not officers or employees of the Company or any subsidiary and have no relationship that may interfere with the exercise of their independence from management, the Company, and any subsidiary.

      The Audit Committee's primary responsibility is to oversee the Company's financial reporting process and to report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those statements.

      Among the responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, discusses and consults with the Company's management, the Company's internal audit personnel and its independent accountants, regarding the following matters:

      * The plan for, and the independent accountants' report on, the audit of the Company's financial statements;

      * The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

      * Changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements;

      *  Significant developments in accounting rules;

      * The adequacy of the Company's internal accounting controls, and its accounting, financial and auditing personnel; and

      * The establishment and maintenance of an environment within the Company that promotes and encourages quality financial reporting, sound business risk practices and ethical behavior.

      The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for 2001. First, the Committee discussed with A.M. Peisch & Company, LLP, the Company's independent accountants for 2001, those matters A.M. Peisch & Company, LLP communicated to and discussed with the Committee under Statement on Auditing Standards No. 61 (Communications with Audit Committees), including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Committee discussed A.M. Peisch & Company, LLP's independence with, and received a letter from, A.M. Peisch & Company, LLP concerning their independence from the Company and its management as required under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This discussion and disclosure informed the Committee of A.M. Peisch & Company, LLP's independence and assisted the Committee in evaluating such independence. Finally, the Committee reviewed and discussed the Company's financial statements with the Company's management.

      Based on the discussions with A.M. Peisch & Company, LLP, on the independence discussions, and on the financial statement review, the Audit Committee recommended to the Board that the financial statements be included in the Company's 2001 Annual Report on Form 10-K.

             Submitted by the Community Bancorp. Audit Committee

              Thomas E. Adams (Chair)      Michael H. Dunn
              Jacques R. Couture           Anne T. Moore

                      HUMAN RESOURCES COMMITTEE REPORT

      The Bank's Human Resources Committee reviews and makes recommendations to the full Board of the Bank on all compensation and benefits issues relating to the President and Chief Executive Officer ("CEO") and other executives of the Bank. The recommendations relating to the CEO are formulated at the time of Mr. White's annual performance evaluation, which usually occurs in June. Mr. White makes recommendations to the Committee with respect to the compensation of the other executive officers, which are then acted on by the Committee and recommended to the full Board.

      The Committee and Board believe they have designed a compensation package for the executive officers that will attract and retain competent senior management for the Bank and provide for appropriate rewards for both personal and Bank performance.

      To reach these objectives, the Bank provides for a base salary which is reviewed annually in relation to each individual's performance and a cash bonus as a short term incentive, the amount of which depends upon the Bank's performance. (The Bank's Officer Incentive Plan is described elsewhere in this proxy statement.) The Bank does not currently provide for long term incentives, such as stock options or similar benefits.

      In determining appropriate salary levels, the Committee and the Board review not only various individual and corporate performance indicators, but also annual salaries and short term incentives provided by similar companies to their senior officers. As of July, 2001, when Mr. White's annual salary was last adjusted, this data was obtained through salary surveys conducted by Sheehan & Company (Vermont Bankers Association, Northern New England and New England community banks with assets from $100 million to $249 million); Watson Wyatt & Company (national data, community banks with assets from $200 million to $500 million), the Bank Administration Institute (New England community banks with assets of $100 million to $499 million) and the Sheshunoff & Company (national data, community banks with assets from $100 million to $249 million). These surveys were completed in 2000, showing 2000 base salaries and total cash compensation numbers for 1999. Data for 2001 was not yet available to the Committee as of July, 2001.

      In Mr. White's case, the Board's annual review process includes consideration of his self-evaluation covering certain key elements of his written job description, including strategic planning, establishment and overall implementation of operating policies, management of shareholder and community relations and regulatory matters. The Board also undertakes its own evaluation of Mr. White, reviewing various matters, including leadership, planning and organization abilities, creativity and problem solving, CRA (community reinvestment) and compliance.

      Mr. White's strong performance in each of these areas resulted in the adjustment (effective July 1, 2001) of his annual base salary rate from $137,500 to $142,500, representing a 3.6% increase.

      The table below shows Mr. White's cash compensation (base salary and cash bonus) for 2001 and 2000 in relation to his peers at comparable companies, as indicated in the following surveys of 2001 executive compensation:


      Mr. White
      2001                                $168,595
      2000                                $152,751
      Berry Dunn McNeil & Parker
       All Northeast                      $179,235
      Sheshunoff & Company                $205,349
      Bank Administration Institute NE    $190,700
      Watson Wyatt & Company              $209,400
      BAI-National                        $209,400
      Average                                         $192,281

      The Committee also reviews, and makes recommendations to the full Board relating to, major personnel policies including compensation and benefit programs for other officers and staff. The Committee oversees the administration of all of the Bank's compensation and benefit plans, including the Bank's Officer Incentive Plan and the Company's 401(k) and Money Purchase Plans, and reviews the investment performance of plan trustees.

      The Committee comprises four non-employee directors plus the CEO and the Chief Financial Officer ("CFO"). Neither the CEO nor the CFO participates in recommendations or decisions pertaining to their own salary and benefits although CEO White does participate in recommendations and decisions regarding the CFO's compensation.

              Community National Bank Human Resources Committee

                Thomas E. Adams           Rosemary M. Lalime
                Michael H. Dunn           Dale R. Wells
                Stephen P. Marsh          Richard C. White

      Pursuant to the rules and regulations of the Securities and Exchange Commission, neither the foregoing Audit Committee Report, the foregoing Human Resources Committee Report nor the material set forth below under the caption "STOCK PERFORMANCE GRAPH" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, nor shall either of such Reports or such other material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

                           STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the Company's common stock with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Bank Stock Index for the five years ended December 31, 2001. Both indices are unmanaged indices maintained by NASDAQ.

                  Comparative Five-Year Stock Performance*


                  Community       Nasdaq        Nasdaq
                   Bancorp.     Composite       Banks
                  ---------     ---------       ------

December 1996       100.0         100.0         100.0
March 1997          108.49         94.63         97.09
June 1997           113.57        114.66         110.6
September 1997      121.46        131.9         134.35
December 1997       135.75        121.64        120.72
March 1998          166.66        137.14        145.58
June 1998           160.46        146.76        161.31
September 1998      171.3         124.89        154.39
December 1998       148.25        169.84        220.65
March 1999          169.07        190.65        213.41
June 1999           165.3         208.06        227.65
September 1999      140.34        212.71        205.2
December 1999       134.66        315.2         206.19
March 2000           128.1        345.3         186.59
June 2000           138.08        307.21        182.55
September 2000      148.08        284.49        216.89
December 2000       161.22        191.36        236.45
March 2001          177.59        142.54        229.59
June 2001           188.16        167.28        256.75
September 2001      214.54        116.09        251.12
December 2001       235.07        151.07        260.27


* The graph assumes (i) an initial investment of $100 at the end of 1996 and (ii) reinvestment of dividends during the periods indicated.

                             EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the executive officers of the Company.


                           Position(s) with the Company and Subsidiaries
      Name and Age            and Occupation for the Past Five Years
---------------------------------------------------------------------------

Richard C. White, 56    President, Chief Executive Officer and Director,
                        Community Bancorp. and Community National Bank

Stephen P. Marsh, 54    Vice President, Treasurer and Director, Community
                        Bancorp.; and Executive Vice President, CFO and
                        Director, Community National Bank

Rosemary M. Rowe, 60    Vice President, Community Bancorp.; and Senior Vice
                        President, Community National Bank

Alan A. Wing, 57        Vice President, Community Bancorp.; and Senior Vice
                        President, Community National Bank

                           EXECUTIVE COMPENSATION

      The officers of the Company did not receive any compensation for services rendered to the Company in 2001 and prior years, but did receive compensation for services rendered in their capacities as officers of the Bank.

      The following table shows annual compensation for services rendered in all capacities to the Company and its subsidiary during each of the preceding three years paid to each executive officer of the Company whose total salary and bonus in 2001 exceeded $100,000.

                         Summary Compensation Table
                             Annual Compensation


                  Name and
                  Principal                                                            All Other
                  Position                      Year    Salary (1)    Bonus (2)    Compensation (3)
                  --------                      ----    ----------    ---------    ----------------

Richard C. White,                               2001     $141,948      $26,647         $26,668
 President, CEO & Director of the Company       2000      133,870       18,881          22,456
 and the Bank                                   1999      125,659       17,735          23,876

Stephen P. Marsh,                               2001       92,386       16,654          21,839
 Vice President, Treasurer & Director of the    2000       86,107       15,105          20,272
 Company; Executive Vice President, CFO         1999       80,283       14,188          18,920
 & Director of the Bank

--------------------
<F1>  Includes voluntary salary deferrals pursuant to the Company's
      Retirement Savings (401(k)) Plan, as follows: (i) for Mr. White, 2001, $8,332; 2000, $7,544; and 1999, $7,124; and (ii) for Mr. Marsh,
      2001, $5,420; 2000, $5,030; and 1999, $4,997.
<F2>  All bonuses were paid under the Bank's Officer Incentive Plan
      (described below) in the year indicated, for services rendered in the prior year. Bonuses for services rendered in 2001 will be calculated and paid in the second quarter of 2002.
<F3>  Includes the following for Mr. White: (i) discretionary contributions made by the Company for Mr. White's account under the Company's Retirement Savings Plan, described below, as follows: 2001, $12,892; 2000, $9,977; and 1999, $11,192; (ii) matching employer contributions made under the Retirement Savings Plan for his account, as follows:
      2001, $4,166; 2000, $3,772; and 1999, $3,562; and (iii) contributions made under the Company's Money Purchase Plan, as follows: 2001, $9,610; 2000, $8,707; and 1999, $8,122. Includes the following for
      Mr. Marsh (i) discretionary contributions made by the Company for Mr. Marsh's account under the Company's Retirement Savings Plan, described below, as follows: 2001, $12,914; 2000, $11,988; and 1999,
      $11,218; (ii) matching employer contributions made under the Retirement Savings Plan for his account, as follows: 2001, $2,710; 2000, $2,515; and 1999, $2,348; and (iii) contributions made under the Company's Money Purchase Plan, as follows: 2001, $6,215; 2000, $5,769; and 1999, $5,354.

      Except for the use of vehicles owned by the Bank by certain officers, no director or executive officer received any special personal benefits during 2001. In policy and practice, the Bank does not provide special personal benefits to directors or officers.

Retirement Savings Plan

      Employees who are age 21 or over and who have completed at least one year of service (as defined in the plan) are eligible to participate in the Community Bancorp. and Designated Subsidiaries' Retirement Savings Plan (the "Plan"). The Plan contains features of a so-called 401(k) plan which permit participants to make voluntary compensation deferrals on a tax-deferred basis of up to 15% of their pre-tax compensation. For 2002 the Plan limits the maximum annual deferral to $11,000 per participant. This maximum is adjusted annually for inflation by the Internal Revenue Service. The Company will make a discretionary matching contribution to the account of participants equal to a percentage of the amount deferred. The matching contribution percentage is established from time to time by the Company in its sole discretion. The matching contribution percentage for 2002 has been set at 50% of the amount deferred for deferrals of up to 5% of compensation. Deferrals in excess of 5% of compensation are not matched by the Company.

      Participants are at all times fully vested in any rollover contributions from other plans and in their own compensation deferrals. Vesting in any discretionary employer contribution and in any matching employer contribution begins after three years of service, with full vesting upon seven years of service. Participants may direct the investment of their Plan account among several funds maintained by the Plan trustee, including a Community Bancorp. stock fund. Distribution of Plan accounts is generally deferred until the participant's death, disability or retirement, except in cases of financial hardship (as defined in the Plan). Benefits are subject to income tax upon distribution and certain early withdrawals may be subject to an additional 10% penalty tax. Distribution of Plan benefits may be in the form of an annuity, a lump sum in cash, or in certain circumstances, common stock of the Company.

      In addition to voluntary compensation deferrals and matching employer contributions, the Company in 2001 made an annual discretionary profit sharing contribution for the account of the four executive officers. The amount of the contribution is determined annually based on a calculation of the maximum allowable deductible contribution that the Company is permitted to make on behalf of the executives, but subject to the annual contribution limitations of Section 415 of the Internal Revenue Code. The amount of the contribution made to Mr. White's and Mr. Marsh's account for each of the preceding three years is disclosed in the footnotes to the summary compensation table set forth above.

Money Purchase Plan

      In 1999 the Company established a Money Purchase Plan for the benefit of eligible employees. Eligibility requirements for participation in the plan are the same as described above for the Retirement Savings Plan. The Company makes an annual money purchase plan contribution equal to 5.7% of the participants' annual compensation. Participants may direct the investment of their plan accounts among the same investment choices as are available under the Retirement Savings Plan. Vesting in the employer contribution begins after three years of service, with full vesting upon seven years of service. Contributions to a participant's account and any investment gains or income on such contributions are not taxable until distribution. Distribution of benefits is generally deferred until the participant's death, disability or retirement, except in cases of financial hardship. Benefits are subject to income tax upon distribution and certain early withdrawals may be subject to a 10% penalty tax. Contributions made to the account of Messrs. White and Marsh under the Money Purchase Plan during the preceding three years are shown in the footnotes to the summary compensation table.

Officer Incentive Plan

      The Bank maintains an Officer Incentive Plan (the "Plan") for its executive officers and vice presidents. Each executive officer or vice president having at least one year of service is eligible to participate in the Plan. Under the Plan, two separate incentive pools are established, one for the four executive officers and another for all non-executive officer vice presidents.

      Executive Officers. The incentive bonus pool for executive officers is determined by the Bank's annual rating issued by IDC Financial
Publishing, Inc., an industry-wide recognized ranking service, under the following formula:


                                     Percent of
              IDC Rating             After-Tax Earnings
      -------------------------------------------------

      Below Average                  0
      Average                        1.00%
      Excellent                      2.75%
      Superior                       4.50%
      Top 3 in State and Superior    6.00%

      The incentive pool determined under the above formula is allocated among the four executive officers based on fixed percentages. Messrs. White and Marsh were entitled to 40% and 25%, respectively, of the incentive pool for 2000. Incentive payments made to Messrs. White and Marsh during the preceding three years are shown in the summary compensation table. The applicable percentages of after-tax earnings and the percentage allocation of the incentive pool among the executive officers are reviewed periodically by the Human Resources Committee and the Bank's Board of Directors and may be modified in the Board's discretion.

      Because the amount of the incentive pool for executive officers depends on the Bank's annual rating by IDC Financial Publishing, Inc., which is not issued until the second quarter of the following year, 2001 bonus information for such officers was not yet available as of the date of preparation of this proxy statement.

      Vice Presidents. The incentive pool for Vice Presidents (other than executive officers) is determined under the following schedule:


      After-Tax Return
      on Average Assets    Percent of Salary
      ----------------     -----------------

      less than 1.00%      0
      1.00% to 1.49%       8% of salary
      1.50% and over       10% of salary

      Several Vice Presidents are eligible to receive individual incentive awards based upon the attainment of specific performance goals. These individual incentives are in lieu of incentive payments under the Officer Incentive Plan and may exceed the amount of the bonuses otherwise payable under such Plan. Vice Presidents who do not meet the individual performance incentives remain eligible to receive an incentive payout under the above Officer Incentive Plan formula.

      Distributions under the Plan to Vice Presidents (other than executive officers) are ordinarily payable in January for services rendered during the preceding fiscal year.

      Although the Board of Directors of the Bank presently intends to maintain an officer incentive plan, it may revise or replace the Plan at any time with a new one. As a matter of policy, the Board views incentive compensation as an important component of officer compensation since it appropriately links the Bank's performance with the compensation of those employees in the best position to contribute significantly to the Bank's profitability.

Supplemental Retirement Plan

      The Board of Directors has adopted a Supplemental Retirement Plan for Messrs. White and Marsh and the other executive officers of the Bank to replace estimated benefits lost as a result of the previous termination of the Bank's defined benefit pension plan. The plan is intended to provide an annual benefit at retirement approximating 75% of the average annual bonus received by the officer during the years prior to retirement. It is estimated that this benefit, combined with the projected benefits under the Bank's 401(k) plan, will be approximately equal to the benefit that would have been provided to the executive officers under the terminated defined benefit pension plan. Benefit payments are funded by annual contributions to a special purpose trust.

                                  ARTICLE 2

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed the firm of A.M. Peisch & Company, LLP to continue as independent public accountants for the Company for the fiscal year ending December 31, 2002, subject to ratification of the appointment by the Company's shareholders. A.M. Peisch & Company, LLP were first appointed as independent public accountants of the Company for the 1985 fiscal year. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of A.M. Peisch & Company, LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002. No determination has been made as to what action the Board of Directors will take if the shareholders do not ratify the appointment.

      A representative of A.M. Peisch & Company, LLP be present at the Annual Meeting. He will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Audit Fees

      The aggregate amount of the fees billed by A.M. Peisch & Company, LLP for its audit of our annual financial statements for 2001 and for its reviews of our unaudited interim financial statements included in reports filed by us under the Exchange Act during that year was $103,145.

Financial Information Systems Design and Implementation

      During 2001, we did not pay any fees to A.M. Peisch & Company, LLP for financial information systems design and implementation services.

All Other Fees

      The aggregate amount of fees billed by A.M. Peisch & Company, LLP for all other services rendered to us during 2001 was $24,841. Of that total, $17,675 was paid for services relating to tax consultation and tax return preparation and $7,166 was paid for accounting and consulting services relating to the formation by the Company of its new trust and investment management company affiliate, Community Financial Services Group, LLC.

      In evaluating whether to appoint A.M. Peisch & Company, LLP to perform the audit of the Company's financial statements for the year ending December 31, 2002, the Board of Directors and the Audit Committee considered whether the provision of non-audit services by A.M. Peisch & Company, LLP in 2001 was compatible with their independence from the Company.

      Upon recommendation of the Audit Committee, the Board has decided to solicit proposals from various accounting firms to serve as the Company's external auditors for 2003. The Board is satisfied with the professional competence and standing of A.M. Peisch & Company, LLP and does not have any disagreements with them regarding the Company's accounting practices or policies. Accordingly, A.M. Peisch & Company, LLP will be included in the accounting firms invited to submit a proposal for external auditing services for 2003.

Vote Required

      Ratification of the selection of the Company's independent accountants for the ensuing year will require that more votes be cast "for" than "against" the proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 2.

                                ANNUAL REPORT

      The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, including consolidated financial statements and the report of A.M. Peisch & Company thereon, accompanies this proxy statement.

                            SHAREHOLDER PROPOSALS

      Under the rules and regulations of the Securities and Exchange Commission, the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal or director nominee even if the proposal or nominee has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal or nominee for vote at the meeting. Assuming timely notice has been given, the proxies will only be voted on the matter pursuant to the grant of discretionary authority if the Company has described the proposal in the proxy statement and indicated how the persons named as proxies intend to vote on the matter. In order to be considered timely for consideration at the 2003 annual meeting, the shareholder-proponent must furnish written notice to the Company of the proposal or nominee no later than February 20, 2003.

      If a shareholder seeks to have his or her proposal included in the Company's proxy materials for the 2003 annual meeting, the notification deadline is earlier than noted in the preceding paragraph. In order to be included in the proxy material for the 2003 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 7, 2002, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company, subject to such rules and regulations.

                                OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors knows of no business that may come before the 2002 Annual Meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that proxies will be voted on such matters in accordance with the recommendations of management.

                                                                  EXHIBIT A

                             COMMUNITY BANCORP.

                           AUDIT COMMITTEE CHARTER

1.    ORGANIZATION

      This charter governs the operations of the Audit Committee of the Board of Directors of Community Bancorp. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be comprised of at least four Directors appointed by the Board of Directors. All of the members of the Committee shall be independent of management, Community Bancorp. and any subsidiary thereof. Generally, members of the Committee shall be considered independent if they are not officers or employees of Community Bancorp. or any subsidiary thereof and have no other relationship that may interfere with the exercise of their independence from management, Community Bancorp. and any subsidiary thereof.

2.    STATEMENT OF POLICY

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the Company and its subsidiaries and the quality and integrity of the financial reports of the Company. In so doing, the Committee is responsible for maintaining free and open communication between the committee and independent auditors and the internal auditor and management of the Company and subsidiaries. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and subsidiaries and the power to retain outside counsel or other experts for this purpose.

3.    MEETINGS

      The Committee shall meet at least four times a year and as many additional times as the Committee deems necessary. The Committee will meet in separate executive sessions with the independent auditors at least once each year and at other times when considered appropriate. The Committee shall maintain minutes or other records of its meetings and other activities.

4.    RESPONSIBILITIES AND PROCESSES

(a)   General

      The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

(b)   Independence of Auditors

      The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where applicable, replace the independent auditors. The Committee shall discuss with the auditors their independence from management of the Company and shall receive from the auditors, at least annually, a formal written statement delineating all relationships between the auditors and the Company consistent with the Independence Standards Board Standard 1. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

(c)   Financial Reporting Process

      The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing. Also, the Committee shall discuss with management, the internal auditor, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the Committee shall meet separately with the internal auditor and the independent auditors, with and without management present, to discuss the results of their examinations.

(d)   Reports Review

      The Committee shall review the interim financial statements with management prior to the filing of the Company's Quarterly Report on Form 10-Q (or prior to the press release of results, if possible). Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

      The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

      If deemed appropriate after review and discussion, the Committee will recommend to the Board that the financial statements be included in the Company's Annual Report on Form 10-K.

5.    PROXY STATEMENT REPORT

      After preparation by management, the Committee shall approve the committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. This charter will be included as an appendix to the proxy statement at least once every three years.

PROXY                        COMMUNITY BANCORP.
                  Proxy for Annual Meeting of Shareholders
                                 May 7, 2002

The undersigned hereby appoints Robert Darby, Leonard Lippens and Joseph Queenin, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Community Bancorp. that the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, Derby, Vermont, on Tuesday, May 7, 2002 at 5:30 p.m. and at any adjournment thereof.

1.    ELECTION OF THREE DIRECTORS (Class expiring in 2005)

      [ ]  FOR ALL NOMINEES LISTED BELOW      [ ]  WITHHOLD AUTHORITY to
           (except as marked to the contrary)      vote for all nominees
                                                   listed below

To serve until the Annual Meeting in 2005: THOMAS E. ADAMS, JACQUES R. COUTURE and RICHARD C. WHITE.

(INSTRUCTION: To withhold authority to vote for any individual nominee while voting in favor of the others, strike a line through the nominee's name in the list above.)

2. TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF A.M. PEISCH & COMPANY, LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

      [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

In their discretion, the persons named above are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If this Proxy is properly executed but no direction is made, this Proxy will be voted FOR Items 1 and 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                                    Dated: __________________________, 2002


                                    _______________________________________
                                    Signature(s) of Shareholder(s)



                                    _______________________________________
                                    Signature(s) of Shareholder(s)


                                     Please sign exactly as name is printed
                                     on this proxy. When signing as
                                     attorney, executor, administrator,
                                     trustee, guardian, officer, or in any
                                     other representative capacity, please
                                     so indicate. All joint owners should
                                     sign.

NOT A PROXY                  COMMUNITY BANCORP.
                       ANNUAL MEETING OF SHAREHOLDERS
                                May 7, 2002
                             DINNER RESERVATION

Immediately following the Annual Meeting to be held at the Elks Club in Derby, Vermont, on Tuesday, May 7, 2002, at 5:30 p.m., a dinner will be served for all registered shareholders. Please indicate below whether you plan to attend the dinner.

I/We ____ will ____ will not attend the dinner. If stock is held jointly,
indicate the number attending the dinner.    [ ]    One   [ ]    Two

If you are voting by proxy, please complete and return this card, along with your fully-executed proxy card, in the enclosed postage paid envelope. You should also complete and return this dinner reservation card in the enclosed postage paid envelope even if you plan to vote your shares in person rather than by proxy.

                                    Dated: __________________________, 2002


                                    _______________________________________
                                                  Signature(s)


                                    _______________________________________
                                                  Signature(s)